Exhibit 10.145
SECOND MODIFICATION AGREEMENT
(LIVERMORE/PARCEL 6)
     This SECOND MODIFICATION AGREEMENT (LIVERMORE/PARCEL 6) (this “Amendment”), dated as of July 9, 2008 (the “Amendment Date”), is made by and between BNP PARIBAS LEASING CORPORATION (“BNPPLC”), a Delaware corporation, and LAM RESEARCH CORPORATION (“LRC”), a Delaware corporation.
RECITALS
     BNPPLC and LRC have executed a Common Definitions and Provisions Agreement (Livermore/Parcel 6) dated as of December 18, 2007 (as previously modified, the “Common Definitions and Provisions Agreement”), which by this reference is incorporated into and made a part of this Amendment for all purposes. As used in this Amendment, capitalized terms defined in the Common Definitions and Provisions Agreement and not otherwise defined in this Amendment are intended to have the respective meanings assigned to them in the Common Definitions and Provisions Agreement.
     BNPPLC and LRC have also executed a Construction Agreement (Livermore/Parcel 6) dated as of December 18, 2007 (as previously modified, the “Construction Agreement”). Pursuant to the Construction Agreement, BNPPLC has agreed to provide funding for the construction of new Improvements on the Land, which is described in Exhibit A to this Amendment.
     As requested by LRC, BNPPLC and LRC now desire to increase the Maximum Construction Allowance under and as defined in the Construction Agreement and to modify the Construction Budget incorporated into Exhibit B attached to the Construction Agreement.
AGREEMENTS
     In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1 Amendments to the Construction Agreement.
     (A) Modification of the Definition of Maximum Construction Allowance. The definition of “Maximum Construction Allowance” in Paragraph 1 of the Construction Agreement

is amended, restated and replaced entirely by the following definition:
“Maximum Construction Allowance” means an amount equal to the difference computed by subtracting the Initial Advance from $35,975,000, as such amount may be increased from time to time by any Increased Funding Commitment made by BNPPLC as provided in subparagraph 7(B)(6).
     (B) Modification of the Construction Budget. The budget incorporated into Exhibit B to the Construction Agreement as the Construction Budget is amended, restated and replaced entirely by the following revised budget:
Livermore Parcel 6 Lease
B1 — 1 Portola Avenue
Revised June 12, 2008

LIVERMORE CONSTRUCTION BUDGET	Lease Cap
B1
Bldgs and Land Purchase	$18,100,000

Construction
Construction Sub-Total:	$12,219,739
GC (Gen Cond & OH&P)	$743,529
Construction Contingency	$814,083

Construction Total:	$13,777,351

Other
IT	$329,125
Outfitting — Non-Mfg or Lab	$—
Services & Fees — Design/Construction	$655,300
IT / Outfitting / Services & Fees Contingency	$87,379
Legal & Accounting, Cap Int, other	$2,510,455
Pre-COE/Construction T&M Design, Services, Fees, Permits	$77,898
“Construction” Period Operating Expenses	$437,492

$4,097,649

$35,975,000
2 Confirmation of Operative Documents by LRC. LRC ratifies and confirms all terms and conditions of the Operative Documents, as hereby amended. LRC also confirms that LRC is not currently aware of any Default or Event of Default which has occurred and is continuing or of any defense, counterclaim, set-off, right of recoupment, abatement or other claim which LRC may now have against BNPPLC under the Operative Documents.

Second Modification Agreement (Livermore/Parcel 6) — Page 2

3 Other Representations and Covenants of LRC. LRC also represents and covenants to BNPPLC as follows:
     (A) Concerning LRC and this Amendment.
     (1) Authority. The Constituent Documents of LRC permit the execution, delivery and performance of this Amendment by LRC, and all actions and approvals necessary to bind LRC under this Amendment have been taken and obtained. Without limiting the foregoing, this Amendment will be binding upon LRC when signed on behalf of LRC by Roch LeBlanc, Treasurer of LRC.
     (2) No Default or Violation. The execution and performance by LRC of this Amendment do not and will not contravene or result in a breach of or default under any other material agreement to which LRC is a party or by which LRC is bound or which affects any assets of LRC. Such execution and performance by LRC do not contravene any law, order, decree, rule or regulation to which LRC is subject. Further, such execution and performance by LRC will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance on, or security interest in, any property of LRC pursuant to the provisions of any such other agreement.
     (3) Enforceability. This Amendment constitutes the legal, valid and binding obligations of LRC enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership and other similar laws affecting the rights of creditors generally.
     (B) Further Assurances. LRC will, upon the reasonable request of BNPPLC, (i) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Amendment and to subject to this Amendment any property intended by the terms hereof to be covered hereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (ii) execute, acknowledge, deliver, procure and record or file any document or instrument reasonably requested by BNPPLC to protect its rights in and to the Property against the rights or interests of third persons; and (iii) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be reasonably necessary to enable BNPPLC to comply with the requirements or requests of any agency or authority having jurisdiction over it.
     (C) Reimbursement of Costs. LRC will pay or reimburse BNPPLC, upon demand, for all reasonable out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of counsel) incurred by BNPPLC in connection with the preparation, negotiation,

Second Modification Agreement (Livermore/Parcel 6) — Page 3

execution and delivery of this Amendment.
4 Reservation of Rights. The execution and delivery by BNPPLC of this Amendment will not be deemed to create a course of dealing or otherwise obligate BNPPLC to enter into amendments under the same, similar, or any other circumstances in the future. LRC is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon BNPPLC or Participants or any other Person. Except as expressly provided above, this Amendment will not limit, modify or otherwise affect any of LRC’s obligations under any of the Operative Documents.
5 No Implied Representations or Promises by BNPPLC. LRC acknowledges and agrees that neither BNPPLC nor its representatives or agents have made any representations or promises with respect to the subject matter of this Amendment except as expressly set forth herein.
6 Provisions Incorporated by Reference from the Common Definitions and Provisions Agreement. All terms and conditions set forth in Article II of the Common Definitions and Provisions Agreement will apply to this Amendment as if this Amendment was one of the Operative Documents specifically referenced therein.
7 References to Operative Documents. From and after the Amendment Date, all references to any of the Operative Documents in the Operative Documents or in other documents related to the transactions contemplated therein are intended to mean the Operative Documents, as modified by this Amendment, unless the context shall otherwise require.
8 Successors and Assigns. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives and successors and, to the extent assignment is permitted under the Operative Documents, their respective assigns.
[The signature pages follow.]

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     IN WITNESS WHEREOF, this Second Modification Agreement (Livermore/Parcel 6) is executed to be effective as of July 9, 2008.

BNP PARIBAS LEASING CORPORATION, a Delaware corporation

			By:	/s/ Barry Mendelsohn Barry Mendelsohn, Director

STATE OF TEXAS	)
	)	SS
COUNTY OF DALLAS	)
On July ___, 2008, before me                                         , a Notary Public in and for the County and State aforesaid, personally appeared Barry Mendelsohn, Director of BNP Paribas Leasing Corporation, who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS, my hand and official seal.

Second Modification Agreement (Livermore/Parcel 6) — Signature Page

[Continuation of signature pages for Second Modification Agreement (Livermore/Parcel 6) dated as of July 9, 2008]

LAM RESEARCH CORPORATION, a Delaware corporation

			By:	/s/ Roch LeBlanc Roch LeBlanc, Treasurer

STATE OF CALIFORNIA	)
	)	SS
COUNTY OF ALAMEDA	)
On July ___, 2008, before me                                         , a Notary Public in and for the County and State aforesaid, personally appeared Roch LeBlanc, Treasurer of Lam Research Corporation, who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS, my hand and official seal.

Second Modification Agreement (Livermore/Parcel 6) — Signature Page

Exhibit A
Legal Description
PARCEL 6, AS SAID PARCEL IS SHOWN ON THE PARCEL MAP 7341 FILED IN BOOK 268 OF PARCEL MAPS AT PAGE 85, ALAMEDA COUNTY RECORDS.
A.P.N. 903-0010-017